December 21, 2004


U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, D.C. 20549


Re: United Bancshares, Inc.
File No. 0-25976


Dear Sir or Madame:

We have read Item 4.01 of Form 8-K of United Bancshares, Inc. dated December 21, 2004 and agree with the statements concerning our Firm contained in paragraphs
(i), (ii), (iv), and (v); however, we are not in a position to agree or disagree with the statement in the last sentence of paragraph (i) as to the reason for changing independent accountants.

Very truly yours,


Grant Thornton LLP
Philadelphia, Pennsylvania
December 21, 2004